                                                                       EXHIBIT 1

                               2,360,000 Shares

                               PINKERTON'S, INC.

                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                   July __, 1996



DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
PRUDENTIAL SECURITIES INCORPORATED
SCHRODER WERTHEIM & CO. INCORPORATED
  As representatives of the several
  Underwriters named in Schedule I hereto
c/o Donaldson, Lufkin & Jenrette Securities Corporation
  277 Park Avenue
  New York, New York  10172


Ladies and Gentlemen:

          Pinkerton's, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company named in Schedule II hereto (collectively, the "Selling Stockholders"), severally propose to sell an aggregate of 2,360,000 shares of Common Stock, par value $.001 per share, of the Company (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Firm Shares consist of 1,700,000 shares to be issued and sold by the Company and 660,000 outstanding shares to be sold by the Selling Stockholders. The Company also proposes to issue and sell to the several Underwriters not more than an additional 354,000 shares of Common Stock, par value $.001 per share, of the Company (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares. The shares of Common Stock, par value $.001 per share, of the Company, to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock. The Company and the Selling Stockholders are hereinafter collectively called the Sellers.
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          1.   Registration Statement and Prospectus.  The Company has prepared
               -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (No. 333-6573), including a prospectus relating to the Shares, which may be amended. The registration statement, as amended at the time when it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case any registration statement filed pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement") and all documents incorporated or deemed to be incorporated by reference therein, financial statements and exhibits and the information (if any) contained in a prospectus that is deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 434 under the Act, is hereinafter referred to as the "Registration Statement;" and the prospectus (including any prospectus subject to completion meeting the requirements of Rule 434(c) under the Act provided by the Company with any term sheet meeting the requirements of Rule 434(c) as the prospectus provided to meet the requirement of Section 10(a) of the Act), in the form first used to confirm sales of Shares, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, and including all documents incorporated or deemed to be incorporated by reference therein, are hereinafter referred to as the "Prospectus." As used herein, the term "Incorporated Documents" means the documents that are incorporated by reference in the Registration Statement, any prospectus, the Prospectus or any amendment or supplement thereto as such documents exist at the time they are so incorporated.

          2.   Agreements to Sell and Purchase.  On the basis of the
               -------------------------------
representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 1,700,000 Firm Shares, (ii) each Selling Stockholder agrees, severally and not jointly, agrees to sell the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per share of $____ (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto bears to the total number of Firm Shares.

          On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to sell to the Underwriters, and the Underwriters shall have a right to purchase, severally and not jointly, from time to time, up to the total number of Additional Shares at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within thirty days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date

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

specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

          The Sellers hereby agree, severally and not jointly, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and officers of the Company, pursuant to which each such person agrees, not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or to acquire Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any Common Stock, or enter into any agreement to do any of the foregoing, except pursuant to this Agreement, for a period of 120 days after the date of this Agreement, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans and (ii) the Company may issue shares of its Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

          3.   Terms of Public Offering.  The Sellers are advised by you that
               ------------------------
the Underwriters propose (i) to make a public offering of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          4.   Delivery and Payment.  Delivery to the Underwriters of and
               --------------------
payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third or fourth business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") (such time and date, the "Closing Date") following the date of the initial public offering, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Sellers.

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          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as DLJ shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (each such time and date, an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you or for your account on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of same day funds to the account of the applicable Sellers, which shall have been specified to DLJ in writing, at least two business days preceding the Closing Date or an Option Closing Date, as the case may be.

          5.   Agreements of the Company.  The Company agrees with you:
               -------------------------

          (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time. The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 434 under the Act.

          (b) To advise you promptly and, if requested by you, confirm such advice in writing, (i) if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act (including any term sheet within the meaning of Rule 434 under the Act), (ii) when the Registration Statement has become effective, when any Rule 462 Registration Statement is filed and becomes effective, and when any post-effective amendment to the Registration Statement becomes effective, (iii) of the receipt of any comments from the Commission that relate to the Registration Statement or requests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
     (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority and (v) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) To furnish to you, without charge, four copies of the signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and Incorporated Documents, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) Not to file any amendment or supplement to the Registration Statement or to make any amendment or supplement to the Prospectus, or to file any document which, when filed, will be incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434 under the Act), in each case of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434 under the Act) which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in your reasonable judgment a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or such dealer may reasonably request.

          (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances existing when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or such dealers may reasonably request.

          (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified nor to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject.

          (h) To mail and make generally available to its stockholders as soon as reasonably practicable an earning statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (i)  During the period of five years after the date of this Agreement,
     (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year), a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (k) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to (i) the

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     preparation, printing, filing and distribution under the Act of the
     Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and out-of-pocket disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance, if any, with the National Association of Securities Dealers, Inc. in connection with the offering (including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith), (vi) the listing of the Shares on the New York Stock Exchange (the "NYSE"), (vii) furnishing copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (vii) the performance by the Sellers of their other obligations under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall affect, as between the Company and the Selling Stockholders, any agreement which the Company and the Selling Stockholders have made or may make regarding payment of any fees and expenses related to the transactions contemplated by this Agreement.

          (l) To use its best efforts to maintain the listing of the Common Stock on the NYSE (or, alternatively, the Nasdaq National Market ("NNM") or the American Stock Exchange) for a period of five years after the effective date of the Registration Statement.

          (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

          6.   Agreements of the Selling Stockholders.  Each of the Selling
               --------------------------------------
Stockholders, severally and not jointly, agrees with you:

          (a) To take all reasonable actions in cooperation with the Company and the Underwriters to do and perform all things to be done by it pursuant to this Agreement prior to the Closing Date or reasonably requested by the Company in connection herewith and to satisfy all conditions precedent to the delivery of the Shares to be sold by it pursuant to this Agreement.

          (b) Prior to any public offering of the Shares to be sold by it to the Underwriters pursuant to this Agreement, it will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of any such Shares for offer and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request, and will continue such qualification in effect so long as reasonably required for distribution of any such Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that it shall not be required to take any action that would subject it to the general service of process in any jurisdiction where it is not now so subject.

          (c) To deliver to the Underwriters prior to or at the Closing Date, if applicable, a properly completed and executed United States Treasury Department Form W-9 (or other form as may be required by law).

          (d) Each Selling Stockholder acknowledges for all purposes under this Agreement (including Section 9 hereof) that the information relating to such Selling Stockholder under the caption "Principal Stockholders and Selling Stockholder" set forth in the Prospectus has been furnished by such Selling Stockholder in writing expressly for use in the Registration Statement and the Prospectus (such information constituting the "Selling Stockholder Information").

          (e) At any time during the period described in Section 5(e) hereof, if there is any change in the Selling Stockholder Information, to promptly notify you of such change.

          7.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to each Underwriter that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and, to the best of its knowledge, no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and in conformity with
     (x) information relating to any

     Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein or (y) any Selling Stockholder Information). The Company acknowledges for all purposes under this Agreement (including this paragraph and Section 9 hereof) that the statements in the last paragraph on the cover page and in the third paragraph under the caption "Underwriting" in the Prospectus (the "Underwriting Information") constitute the only written information furnished to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement, any preliminary prospectus, or the Prospectus (or any amendment or supplement to any of them) and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any such statements or omissions). The Incorporated Documents, at the time they were, or hereafter are, filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together and with the other information in the Prospectus, at the time the Registration Statement became or becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights.

          (g) The authorized capital stock of the Company, including the Common Stock, conforms to the description thereof contained in or incorporated by reference into the Prospectus.

          (h) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

          (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

          (j) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

          (k) Except as disclosed in the Registration Statement, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

          (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change").

          (m) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

          (n) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (o) Except as disclosed in the Registration Statement or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable), to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder which could reasonably be expected to result in any Material Adverse Change, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made or proposed to be made by the Company or such subsidiary.

          (p) The Company and each of its subsidiaries maintains reasonably adequate insurance.

          (q) KPMG Peat Marwick LLP are independent public accountants with respect to the Company as required by the Act.

          (r) The financial statements, together with related schedules and notes, forming part of, or incorporated or deemed to be incorporated by reference in, the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes comply as to form in all material respects with the requirements of the Act and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in or incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (s) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (t) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

          (u) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (v) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed or incorporated by reference in the Registration Statement.

          (w) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (x) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

          (z) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in any Material Adverse Change.

          (aa) No bid or purchase by the Company, and no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 10b-6 under the Exchange Act for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire Common Stock, is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Shares.

          8.   Representations and Warranties of the Selling Stockholders.  Each
               ----------------------------------------------------------
Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

          (a) Such Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus and, to the best knowledge of such Selling Stockholder, the Prospectus (and any supplement thereto) does not (and, as of the Closing Date, will not) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and such Selling Stockholder is not prompted to sell the Firm Shares by any information concerning the Company that is not set forth in the Prospectus.

          (b) Such Selling Stockholder is the registered owner of at least the number of shares of Common Stock listed opposite such Selling Stockholder's name in Schedule II hereto. The Firm Shares to be sold by such Selling Stockholder are not subject to any liens, claims or encumbrances.

          (c) Upon delivery to the Underwriters pursuant to this Agreement, the Underwriters will acquire all of such Selling Stockholder's rights in the firm Shares free of any adverse claims or restrictions on transfer imposed by the Company (each within the meaning of Section 8302 of the California Uniform Commercial Code).

          (d) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and the Agreement between the Selling Stockholders and the Company, as Custodian (the "Custody Agreement") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

          (e) The execution, delivery and performance of this Agreement by such Selling Stockholder, and compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, authorization, approval or order of any court, regulatory body (except as such may be necessary under state securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the declaration of trust of such Selling Stockholder, or any agreement, indenture or other instrument to which such Selling Stockholder is bound, or violate or conflict with any laws, administrative regulations or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder.

          (f) The Selling Stockholder Information does not, and will not on the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and, other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

          (h) No stamp duty or similar tax or duty is payable by or on behalf of the Underwriters in connection with the sale and delivery of the Firm Shares by such Selling Stockholder as contemplated by this Agreement.

          (i) Such Selling Stockholder acknowledges for all purposes under this Agreement that the Underwriting Information constitutes the only written information furnished to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission).

          9.   Indemnification.
               ---------------

          (a) The Company and each Selling Stockholder jointly and severally agree to indemnify and hold harmless (i) each of the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, costs, assessments, expenses and other liabilities (collectively, "Liabilities"), including without limitation and as incurred, reimbursement of all costs reasonably incurred in investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any supplement or amendment thereto), or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such Liabilities are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with any Underwriting Information. The Company shall notify you promptly of the institution, threat or assertion of any claim, pro-ceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

          (b) In case any action or proceeding (for all purposes of this Section 8, including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Sellers (each referred to respectively in this Section 9(b) as an "indemnifying party"), such Indemnified Person promptly shall notify the indemnifying party in writing (provided that the failure to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement, except to the extent that such indemnifying party shall have been prejudiced in any material respect by such failure) and the Company and the Selling Stockholders, as the case may be, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party agrees to pay such fees and expenses, or (ii) the indemnifying party fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and any indemnifying party or an affiliate thereof, and either (x) there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to any indemnifying party or such affiliate or
(y) a conflict may exist between such Indemnified Person and any indemnifying party or such affiliate. In the event of any of clause (i), (ii) and (iii) of the immediately preceding sentence, if such Indemnified Person notifies the indemnifying party in writing, the indemnifying party shall not have the right to assume the defense thereof and such Indemnified Person shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the indemnifying party, regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for each such Indemnified Person. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its prior written consent, and the Sellers jointly and severally agree to indemnify and hold harmless any Indemnified Person from and against any Liabilities by reason of any settlement of any action effected with the written consent of the Sellers. No indemnifying party shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought pursuant hereto (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action, claim, litigation or proceeding.

          (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, the officers of the Company who sign the Registration Statement, the Selling Stockholders and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) either the Company or the Selling Stockholders, to the same extent as the foregoing indemnity from the Sellers to each of the Indemnified Persons, but only with respect to claims and actions based on any Underwriting Information. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Sellers, any of their directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus in respect of which indemnity is sought against any Underwriter pursuant to the foregoing sentence, such Underwriter shall have the rights and duties given to the Company and the Selling Stockholders (except that if the Company or the Selling Stockholder shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, their directors, any such officers, the Selling Stockholder and each such controlling person shall have the rights and duties given to each of the Indemnified Person by Section 9(b) above.

          (d) If the indemnification provided for in this Section 9 is finally determined by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any Liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii), if the allocation provided by clause (i), above, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), above, but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Sellers, on the one hand, and the Underwriters (and their related Indemnified Persons), on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Sellers bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Sellers, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Sellers, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Sellers set forth herein shall be in addition to any liability or obligation the Company or the Selling Stockholders may otherwise have to any Indemnified Person.

          The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, no Underwriter (nor any of its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of any damages or liabilities which such Underwriter (and its related Indemnified Persons) has otherwise been required to pay or incur by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The provisions of this Section 9 shall not affect, as between the Company and the Selling Stockholders, any agreement which the Company and the Selling Stockholders have made or may make regarding indemnification or contribution with respect to the transactions contemplated by this Agreement.

          (f) Each Seller hereby designates as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Underwriter or any person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 9.

          10.  Conditions of the Underwriters' Obligations.  The several
               -------------------------------------------
obligations of the Underwriters to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective not later than 5:00 P.M. on the date of this Agreement (or, if a post effective amendment is required to be filed pursuant to Rule 430A under the Act, such post effective amendment shall have become effective) and any Rule 462 Registration Statement that has been filed shall have become effective, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission, every request for additional information on the part of the Commission shall have been complied with in all material respects, and no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body or official which would, as of the Closing Date, prevent the sale of the Shares; no injunction, restraining order or order of any nature by a United States federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the sale of the Shares; and, except as disclosed in the Prospectus, on the Closing Date, no action, suit or proceeding shall be pending against, or, to the knowledge of the Company or the Selling Stockholder, threatened against, the Company or any of its subsidiaries or the Selling Stockholder, respectively, before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would interfere with or adversely affect the sale of the Shares or could reasonably be expected to have a Material Adverse Effect, or in any manner call into question or invalidate this Agreement or the sale of the Shares contemplated hereby.

          (d) (i) Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company,
     (ii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth or incorporated by reference in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected or incorporated by reference in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b), (c), (d)(i),
     (d)(ii) and (d)(iii) of this Section 9.

          (e) You shall have received a certificate of each Selling Stockholder, dated the Closing Date, confirming the matters set forth in paragraphs (a), (b), (c), (d), (e), (f) and (g) of Section 8 of this Agreement and such other matters as counsel for the Underwriters shall reasonably request.

          (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Gibson Dunn & Crutcher LLP, counsel to the Company and the Selling Stockholders to the effect that:

                    (i) the Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                    (ii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, to the best of such counsel's knowledge after due inquiry, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                    (iii) the shares of Common Stock to be sold by the Company have been duly authorized and, upon delivery to the Underwriters in accordance with this Agreement will be, validly issued and fully paid and non-assessable and not subject to any preemptive rights;

                    (iv) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

                    (v) the statements under the captions "Business-Regulation and Legal Proceedings," "Description of Capital Stock" and "Underwriting" in the Prospectus and Item 15 of Part II of the Registration insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                    (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                    (vii) the Registration Statement has become effective under the Act and, to the knowledge of such counsel, after due inquiry, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

                    (viii) the Company has full power and authority to execute, deliver and perform this Agreement; each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, at the time it was filed or last amended (except for financial statements, the notes thereto and related schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form to the applicable requirements of the Exchange Act in all material respects;

                    (ix) the execution, delivery and performance of this Agreement and compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the federal securities laws or the Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, (A) the charter or by-laws of the Company or any of its subsidiaries or (B) any exhibit to the Registration Statement or listed as an exhibit to the Company's reports filed since January 1, 1996 under Section 12 of the Exchange Act, or (C) violate or conflict with any laws, administrative regulations or rulings or court decrees that are of the type that are, in the experience of such counsel, applicable to the Company or any of its subsidiaries or their respective properties and transactions of the type contemplated hereby (other than the federal securities laws or the Blue Sky laws of the various states) except in the case of (B) or (C), for defaults or conflicts which could not reasonably be expected to have a Material Adverse Effect;

                    (x) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                    (xi) the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of government or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct is business in the manner described in the Prospectus; to the best of such counsel's knowledge, after due inquiry, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries;

                    (xii) to the best of such counsel's knowledge, no holder of any security of the Company other than the Selling Stockholder has any right to require registration of shares of Common Stock or any other security of the Company;

                    (xiii) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                    (xiv) the Shares to be sold by the Selling Stockholders hereunder have been duly authorized and validly issued and are fully paid and non-assessable; and, to such counsel's knowledge, after due inquiry, the sale of Shares by the Selling Stockholder hereunder is not subject to any preemptive or similar rights. Each of the Firm Shares to be sold by the Selling Stockholders is a "certificated security" in "registered form" within the meaning of Sections 8102(1)(a) and 8102(1)(d) of the California Commercial Code and based solely on such counsel's review of the Company's stock books such Selling Stockholder was the registered owner of the Firm Shares;

                    (xv) this Agreement has been duly authorized, executed and delivered by each Selling Stockholder;

                    (xvi) Assuming the Underwriters acquired their interest in the Firm Shares to be sold by the Selling Stockholders (the "Secondary Securities"), in good faith without notice of any adverse claims, upon delivery of the Secondary Securities indorsed in blank to the Underwriters in the State of California, the Underwriters will acquire all of the Selling Stockholders' rights in the Secondary Securities free of any adverse claims or restrictions on transfer imposed by the Company (each within the meaning of Section 8302 of the California Uniform Commercial Code);

                    (xvii) the Custody Agreement has been duly authorized, executed and delivered by each Selling Stockholder and constitutes a legal, valid and binding agreement of each Selling Stockholder, enforceable in accordance with its terms, except that enforcement thereof may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability considered in a proceeding at law or in equity).

                    (xviii) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound;

                    (xix) neither the sale of the Shares nor the consummation of the transactions contemplated by this Agreement will conflict with, result in a breach or violation of, or constitute a default under (A) the terms of any indenture or other agreement or instrument to which either Selling Stockholder is a party or bound, (B) any statute, rule or regulation to which the Selling Stockholder is subject, or to which any of the properties of either of the Selling Stockholders is subject, or (C) any order of any court or governmental agency or body having jurisdiction over either Selling Stockholder or any of their respective properties, except that such counsel need express no opinion as to state securities or Blue Sky laws; and

                    (xx) neither the sale of the Shares nor the consummation of the transactions contemplated by this Agreement will violate any of the provisions of the declaration of trust of either of the Selling Stockholders as in effect on the date of the opinion.

                    In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the Selling Stockholders, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof (except for (iv) and (v) above), during the course of such participation on the basis of the foregoing, no facts have come to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no belief with respect to the financial statements, the notes thereto and related schedules and other financial and accounting data included in, or omitted from, the Registration Statement or the Prospectus.

          (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of C. Michael Carter, Esquire, the Company's General Counsel, to the effect that:

                    (i) all of the outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive or similar rights;

                    (ii) the Company and each of its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

                    (iii) to the best of his knowledge, after due inquiry, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Incorporated Documents or to be filed as exhibits to the Registration Statement or to the Incorporated Documents other than those so described or referred to therein or so filed as exhibits thereto and that the descriptions thereof insofar as they purport to summarize certain provisions thereof are in all material respects accurate summaries thereof and no default exists in the due performance of any obligation, agreement, covenant or condition exists in any such contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed, except for defaults which could not reasonably be expected to have a Material Adverse Effect;

                    (iv) to the best of his knowledge, after due inquiry, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or its subsidiaries is a party or to which any of the property is subject which are not described in the Registration Statement or Prospectus, including ordinary routine litigation incidental to their business, are, considered in the aggregate, not material to the financial condition of the Company; and

                    (v) the information in the Prospectus under the caption "Business-Regulation and Legal Proceedings" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by him and is correct in all material respects.

                    In addition, such counsel shall state that he or lawyers under his supervision have participated in conferences with officers and other representatives of the Company and the Selling Stockholders, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof (except for (v) above), during the course of such participation on the basis of the foregoing, no facts have come to his attention that caused such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no belief with respect to the financial statements, the notes thereto and related schedules and other financial and accounting data included in, or omitted from, the Registration Statement or the Prospectus.

          (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, in form and substance reasonably satisfactory to you.

          (i) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date, in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent public accountants, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by KPMG Peat Marwick LLP on the date of this Agreement.

          (j) The Company and the Selling Stockholder shall not have failed in any material respect at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

          (k) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (l) On or prior to the Closing Date, the Company shall have given notice of the redemption of the Senior Notes pursuant to Section 2.5 of the Note Purchase Agreement dated June 14, 1990 among the Company and the purchasers named therein.

          (m) The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to satisfaction on and as of each Option Closing Date of the conditions set forth in paragraphs (a) through
     (j) except that the opinions called for in paragraphs (f), (g) and (h) and the letters referred to in paragraph (i) shall be revised to reflect the sale of the Additional Shares.

          11.  Effective Date of Agreement and Termination. This Agreement shall
               -------------------------------------------
become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement (or, if a post effective amendment is required to be filed pursuant to Rule 430A under the Act, such post effective amendment) has been released by the Commission.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company and the Selling Stockholders if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in DLJ's judgment, make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Shares, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in DLJ's judgment, make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Shares, (iii) the suspension or material limitation of trading in securities on the NYSE, the American Stock Exchange or the NNM or limitation on prices for securities on any such exchange or the NNM, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in DLJ's judgment materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any subsidiary of the Company, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in DLJ's judgment has a material adverse effect on the financial markets in the United States.

          If on the Closing Date or any Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate amount of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriters agreed but failed or refused to purchase does not exceed 10% of the total number of Shares to be purchased on such date by all of the Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, that any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter.
If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or the Additional Shares, as the case may be, and the aggregate number of Shares with respect to such default exceeds 10% of such total number of the Shares to be purchased on such date by all Underwriters and arrangements satisfactory to the other Underwriters, the Selling Stockholder and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters, the Selling Stockholder or the Company, except as otherwise provided in this Section 11. In any such case that does not result in termination of this Agreement, the Underwriters, the Selling Stockholder or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default by any such Underwriter under this Agreement.

          12.  Miscellaneous.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (a) if to the Company, to Pinkerton's, Inc., 15910 Ventura Boulevard, Encino, California 91436, Attention: C. Michael Carter, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, Attention: Andrew E. Bogen, (b) if to any Underwriter or to you, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Nicholas P. Saggese, and (c) if to either Selling Stockholder, to Thomas W. Wathen, 15910 Ventura Boulevard, Suite 900, Encino, California 91436, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders, their respective officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company or the Selling Stockholders, the officers or directors of the Company or the Selling Stockholders or any controlling person of the Company or the Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or either of the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the party whose failure or refusal to comply with such terms or fulfill such conditions shall reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, any indemnified party referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND EACH SELLING STOCKHOLDER HEREBY IRREVOCABLY SUBMITS TO THE SOLE AND EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE COMPANY AND THE SELLING STOCKHOLDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                              Very truly yours,

                              PINKERTON'S, INC.


                              By:   _______________________________
                                    Name:
                                    Title:


                              THE THOMAS W. WATHEN TRUST


                              By:   _______________________________
                                    Name: Thomas W. Wathen
                                    Title:  Trustee


                              THOMAS W. WATHEN CHARITABLE
                              REMAINDER UNITRUST


                              By:   _______________________________
                                    Name: Thomas W. Wathen
                                    Title:  Trustee

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
PRUDENTIAL SECURITIES INCORPORATED
SCHRODER, WERTHEIM & CO. INCORPORATED

Acting on severally on behalf of
themselves and as representatives of
the several Underwriters named in
Schedule I hereto:

By:  DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


By:  _______________________________
     Name:  Mark W. Lannigan
     Title: Managing Director

                                   SCHEDULE I
                                   ----------


                                                                       Number of
                                                                     Firm Shares
U.S. Underwriters                                                to be Purchased
- -----------------                                                ---------------
Donaldson, Lufkin & Jenrette  Securities Corporation............................
Prudential Securities Incorporated..............................................
Schroder Wertheim & Co. Incorporated............................................










          Total........................................................2,360,000
                                                                       =========

                                  SCHEDULE II
                                  -----------



                                                                       Number of
                                                                     Firm Shares
Selling Stockholders                                                  to be Sold
- --------------------                                                  ----------
The Thomas W. Wathen Trust............................................   615,518
Thomas W. Wathen Charitable Remainder Unitrust........................    44,482
                                                                         -------
         Total........................................................   660,000
                                                                         =======